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                                                                    EXHIBIT 23.3

               CONSENT OF ERNST & YOUNG ENTREPRENEURS' DEPARTMENT

                  D'ERNST & YOUNG AUDIT, INDEPENDENT AUDITORS


     We consent to the reference to our firm under the caption "Experts" and to the use of our report dated September 10, 1997 with respect to the consolidated financial statements of Innovative Medical Machines International, S.A. included in Post Effective Amendment No. 1 to the Registration Statement (Form SB-2, Nos. 333-9207 and 16539) and related Prospectus of Integrated Surgical Systems, Inc. for the registration of 2,058,750 shares of its common stock and warrants to purchase 152,500 shares of its common stock..


                                                   ERNST & YOUNG ENTREPRENEURS

                                                   DEPARTMENT D'ERNST & YOUNG
                                                   AUDIT
                                                   Marc Bonhomme
                                                   Partner

Villeurbanne, France

December 18, 1997